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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Amendment No. 1 being filed by Firebird Avrora Advisors LLC, FGS Advisors, LLC and Firebird Management LLC in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Amendment No. 1 to which this Agreement is attached is filed on behalf of the below-named companies, that they are each responsible for the timely filing of the Amendment No. 1 and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated:  February 2, 2004

                                        FIREBIRD AVRORA ADVISORS LLC



                                        By: /s/ Harvey Sawikin
                                            -------------------------------
                                        Name:  Harvey Sawikin
                                        Title: Principal


                                        FGS ADVISORS, LLC



                                        By: /s/ Harvey Sawikin
                                            -------------------------------
                                        Name:  Harvey Sawikin
                                        Title: Principal


                                        FIREBIRD MANAGEMENT LLC



                                        By: /s/ Harvey Sawikin
                                            -------------------------------
                                        Name:  Harvey Sawikin
                                        Title: Principal